EXHIBIT 99.1

SandRidge Energy Announces a Series of Initiatives to Improve Shareholder Value

Oklahoma City, Oklahoma, December 13, 2019 /PRNewswire/ – SandRidge Energy, Inc. (“SandRidge” or the “Company”) (NYSE: SD) today announced it has initiated a series of actions designed to improve shareholder value:

•	Evaluation of minimal 2020 capex plan to maximize free cash flow

•	John P. Suter named Interim President & CEO following departure of Paul D. McKinney

The Company will be focusing on actions to maximize value to shareholders, which will include evaluation of the 2020 capital expenditure program in light of market conditions with a focus on maximizing free cash flow. Management and the Board of Directors (the “Board”) will undertake a comprehensive review of the Company with the aim to improve operational efficiencies and cost controls.

Jonathan Frates, Chairman of the Board, stated, “In light of the current challenging price environment, we are reevaluating our 2020 capital plans with an emphasis on cost control and free cash flow generation. Our goal is to maintain our strong balance sheet and pursue only high return opportunities.”

In connection with this initiative, Paul D. McKinney has resigned as President and Chief Executive Officer and as a Board member and John P. Suter, who currently serves as the Company’s Chief Operating Officer, has agreed to serve as Interim President and Chief Executive Officer.

Mr. Frates added, “On behalf of SandRidge, I offer my sincere thanks to Paul for his service to the Company and wish him all the best in his future endeavors.”

Mr. Suter commented: “I’m honored that the Board has selected me for this opportunity. I am excited to work with the talented and dedicated individuals at SandRidge as we advance initiatives in our assets and our organization to generate shareholder value.”

John Suter has extensive senior management, operational and technical experience in the exploration and production industry as well as intimate knowledge of the Company through his service as the Company’s Chief Operating Officer for the past three years. Having overseen John and the management team since June 2018, the Board is highly confident in his ability to perform as SandRidge’s Interim President and Chief Executive Officer.

Mr. Suter joined SandRidge in April 2015 as Senior Vice President of Mid-Continent Operations, bringing with him extensive experience in the exploration and production sector, including management roles with American Energy Partners, LP, Chesapeake Energy Corporation, Continental Resources, Inc., and Cabot Oil & Gas Corporation. He holds a Bachelor of Science degree in Petroleum Engineering from Texas Tech University.

123 Robert S. Kerr Avenue, Oklahoma City, OK 73102 • Phone 405.429.5500, Fax 405.429.5977 • www.SandRidgeEnergy.com

About SandRidge Energy, Inc.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippian Lime formation in Oklahoma and Kansas.

For further information, please contact:

Johna Robinson

Investor Relations

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain “forward-looking statements” under applicable securities laws, including the Private Securities Litigation Reform Act of 1995. These statements are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “predict,” “potential,” “pursue,” “outlook,” “continue,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. For example, statements regarding expectations about the hiring of a permanent President and Chief Executive Officer, the future results and benefits of announced initiatives and future financial results and operational plans are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. Additional information concerning the risk factors faced by the Company is contained in SandRidge’s public filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, http://www.sec.gov. Each forward looking statement speaks only as of the date of the particular statement, and SandRidge undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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